UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

SAB BIOTHERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 W 41st St Suite 401
Miami Beach, Florida		33140
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 305 845-2813

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock	SABSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Establishment of “At the Market Offering” Program

On December 29, 2025, SAB Biotherapeutics, Inc. (the “Company”) entered into a Sales Agreement (the “Agreement”) with UBS Securities LLC (the “Agent”) with respect to an at-the-market offering program under which the Company may offer and sell from time to time through or to the Agent, as sales agent or principal, the Company’s common stock, par value $0.0001 per share, having an aggregate offering price of up to $75,000,000 (the “Placement Shares”). The Placement Shares will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be offered and sold pursuant to a shelf registration statement on Form S-3. The Company intends to use the net proceeds from the offering, if any, to support pipeline development and for general corporate and working capital purposes.

The Company is not obligated to sell any Placement Shares pursuant to the Agreement. Subject to the terms and conditions of the Agreement, the Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of the Nasdaq Stock Market LLC (“Nasdaq”), to sell the Placement Shares from time to time based upon the Company’s instructions, including any price, time or size limits or other customary parameters or conditions the Company may impose. Sales of the Placement Shares, if any, will be made on Nasdaq at market prices by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act. The Company shall pay to the Agent in cash, upon each sale of Placement Shares pursuant to the Agreement, an amount up to 3% of the aggregate gross proceeds from each sale of Placement Shares.

The offering of the Placement Shares pursuant to the Agreement will terminate upon the termination of the Agreement as permitted therein. The Agreement may be terminated at any time by either party upon ten days’ prior notice.

Termination of Prior “At the Market Offering” Program

Effective December 17, 2025, the Company terminated the its previous at-the-market program of shares of common stock for an amount up to $20 million, pursuant to that certain Sales Agreement, between the Company and Cantor Fitzgerald & Co. (“Cantor”), dated January 26, 2024 (the “Cantor ATM”), conducted pursuant to the Company’s prospectus supplement filed with the SEC as part of the Registration Statement on Form S-3 (File No. 333-271768) on January 26, 2024 (the “Prior Prospectus Supplement”). Cantor waived any restriction under the Cantor ATM that would have restricted the Company from effecting an “at the market offering” within 60 days from the above-referenced termination. No further offerings or sales of common stock will be conducted under the Cantor ATM or the Prior Prospectus Supplement. There are no costs or payments associated with the early termination of the Cantor ATM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	December 29, 2025	By:	/s/ Samuel J. Reich
Samuel J. Reich Chief Executive Officer